Exhibit 99.1

Gaxos Announces Exercise of Warrants for Approximately $3.6 Million Gross Proceeds

Roseland, NJ, Aug. 14, 2026 -- Gaxos.ai Inc. (“Gaxos” or the “Company”)(NASDAQ: GXAI), a company developing artificial intelligence applications across various high-growth sectors, today announced the entry into definitive agreements for the immediate exercise of certain outstanding warrants to purchase up to an aggregate of 3,007,654 shares originally issued in December 2024 and September 2024, having exercise prices ranging from $2.33 to $3.32 per share, at a reduced exercise price of $1.20 per share. The shares of common stock issuable upon exercise of the warrants are registered pursuant to an effective registration statements on Form S-1 (No. 333-292709) and Form S-3 (File No. 333-282739).

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

In consideration for the immediate exercise of the warrants for cash, the Company will issue new unregistered warrants to purchase up to 6,015,308 shares of common stock. The new warrants will have an exercise price of $0.95 per share, will be exercisable immediately and will expire three years after the effective date of the Resale Registration Statement (as defined below).

The aggregate gross proceeds to the Company from the offering are expected to be approximately $3.6 million, before deducting placement agent fees and other offering expenses. The offering is expected to close on or about August 17, 2026, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The new warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) and, along with the shares of common stock issuable upon their exercise, have not been registered under the Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the new warrants (the “Resale Registration Statement”).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Gaxos.ai Inc.

Gaxos.ai Inc. (Nasdaq: GXAI) develops artificial intelligence applications designed to address opportunities across consumer and enterprise markets. The Company’s operations include Gaxos Labs, which develops and commercializes AI-powered applications, and RNK Health, a majority-owned subsidiary offering personalized weight loss, longevity, and performance treatments. Gaxos also holds a strategic minority investment in America First Defense.AI, a defense-technology company developing next-generation counter-UAS and robotic platforms.

For more information, visit Gaxos.AI. You can also follow Gaxos.ai on LinkedIn for the latest updates and news.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the completion of the offering, the satisfaction of customary closing conditions related to the offering and the intended use of net proceeds from the offering. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will”, “anticipate”, “estimate”, “expect”, “should”, “may”, and other words and terms of similar meaning or use of future dates; however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors disclosed in our filings with the SEC, accessible through the SEC’s website (http://www.sec.gov), including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed or furnished with the SEC. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors, including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. The Company disclaims any obligation to update forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release. The contents of any website referenced in this press release are not incorporated by reference herein.

Gaxos.ai Inc. Company Contact

Investor Relations

E:ir@gaxos.ai

T: 1-888-319-2499